AMENDMENT NO. 1 TO EMPLOYMENT OFFER LETTER AGREEMENT

This Amendment No. 1 to Employment Offer Letter Agreement (this “Amendment”) is made as of September 18, 2017, by and between Sigma Labs, Inc., a Nevada corporation (the “Company”), and Ron Fisher (the “Employee”), with reference to the following facts:

WHEREAS, the Company and the Employee are parties to an employment offer letter agreement, effective August 10, 2015 (the “Employment Letter”); and

WHEREAS, the Company and the Employee wish to amend the Employment Letter as provided in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and other consideration, the receipt and sufficiency of which hereby are acknowledged, the Company and the Employee hereby agree as follows:

1.Performance Bonuses.

(a)Effective as of February 11, 2017, item 2, entitled "Performance Bonuses," of Exhibit A of the Employment Letter is hereby deleted in its entirety and replaced with the following new item 2:

Notwithstanding anything to the contrary, the Employee shall only be entitled to the issuance of the foregoing shares of common stock of the Company upon the satisfaction of an applicable milestone set forth in item 2 so long as the Employee remains an employee of the Company as of the date the applicable milestone is satisfied; provided, however, that, in any event, the Employee shall not be entitled to receive the shares of common stock tied to a milestone set forth in item 2 if such milestone is not satisfied on or before February 11, 2018. Any shares of common stock issued to the Employee pursuant to this Section 1(a) will be issued under the Company's Equity Incentive Plan, and appropriate adjustments to the number of such shares shall be made in the event of any stock split or reverse stock split.

(b)The Employee acknowledges that the Company has satisfied any and all bonus obligations of the Company to the Employee under item 2 of the Employment Letter.

2.No Other Changes to the Employment Letter.  Except as expressly amended by this Amendment, all of the terms of the Employment Letter shall remain in full force and effect.

IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment as of the date first set forth above.

SIGMA LABS, INC.	RON FISHER
By: /s/ John Rice John Rice Interim Chief Executive Officer	/s/ Ronald Fisher 9/18/2017